Exhibit 99.1

MCEWEN MINING COMPLETES PURCHASE OF BLACK FOX COMPLEX

TORONTO, October 6, 2017 — McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) (“McEwen”) is pleased to announce the closing of the purchase of the Black Fox Complex (“Black Fox”) from Primero Mining Corp. (“Primero”), which consists of: 1) the fully operational Black Fox underground gold mine that is forecast to produce 50,000 ounces (oz) in 2018, 2) the Black Fox-Stock mill with a capacity of 2,400 tonnes per day (tpd), 3) an experienced workforce, and 4) the nearby Grey Fox and Froome development projects. All these assets are located in the world-famous gold mining region of Timmins, Canada.

The initial purchase price for Black Fox was US$35 million, subject to closing adjustments. The transaction that closed today consists of a cash payment of US$27.5 million after making certain price adjustments. The recent financing completed on September 22nd provided the funds to secure this purchase, supplements our treasury for future capital projects and exploration at Black Fox, and may be used for general corporate purposes.

“We view this purchase as an important strategic step towards our goal of entering the S&P 500 Index;  #1 It increases our forecast 2018 annual production by 20% to 185,000 gold equivalent ounces;  #2 It allows us to accelerate development towards production of the Lexam VG properties we bought earlier this year;  #3 It provides us with a base of operations, an experienced workforce, and multiple exploration targets in one of the world’s best gold mining districts, Timmins, Canada;  #4 The purchase price was very attractive, given the significant investment made by the previous owner; and  #5 The purchase includes large tax pools that will be used to shelter future income,” said Rob McEwen, Chairman and Chief Owner.

Management Conference Calls

Please join our conference call today, when the Company will discuss the attractiveness of the Black Fox purchase, the recent financing and other corporate developments, followed by a question and answer session.

	Toll Free (US & Canada):	(844)-630-9911
Friday, October 6th, 2017	Outside US & Canada:	(210)-229-8828
2:00 pm (ET)	Conference ID Number:	97465147
	Webcast Link:	http://edge.media-server.com/m/p/9gxtsax4

If you cannot make it for today’s conference call, we invite you to join us for a second conference call on

	Toll Free (US & Canada):	(844)-630-9911
Tuesday, October 10th, 2017	Outside US & Canada:	(210)-229-8828
11:00 am (ET)	Conference ID Number:	95109551
	Webcast Link:	http://edge.media-server.com/m/p/6d4ugtj9

A corporate presentation that will be referenced during these calls is available at: http://www.mcewenmining.com/Presentation/MUX-Presentation/default.aspx.

Archived replays of the webcasts will be available for one week after they take place.

Access the October 6th webcast using the link http://edge.media-server.com/m/p/9gxtsax4 or calling (855)-859-2056 (North America)/ (404)-537-3406 (International), Conference ID Number 97465147.

Access the October 10th webcast using the link http://edge.media-server.com/m/p/6d4ugtj9 or calling (855)-859-2056 (North America)/ (404)-537-3406 (International), Conference ID Number 95109551.

Information on Black Fox

Attractive Purchase Price

The purchase price of US$35 million is attractive given the high-grade gold production expected from Black Fox and the significant exploration potential of the properties. Additionally, replacement value of only the fully permitted 2,400 tpd mill and tailings facility is well above the purchase price. Since 2014 capital investment and exploration at Black Fox totalled over US$120 million(1). As part of the acquisition, we will also gain access to US$150 million of development and exploration pools that can be applied to reduce taxable income generated from within Ontario.

Declining Production Cost per Ounce

Production costs at Black Fox have declined over the past twelve (12) months as a result of higher grades mined underground, cost cutting measures, and operational improvements (see table below). Our goal is to maintain a profitable cost structure at the mine with the expectation that capital investments will be required in the short to medium term.

Three Months Ended Results(1)	Cash Cost US$/oz	AISC US$/oz
Q2 2017	$637	$827
Q1 2017	$859	$1,233
Q4 2016	$828	$1,101
Q3 2016	$926	$1,286
Q2 2016	$870	$1,362

Historical Production

The combined production from the purchased properties totals over 950,000 ounces of gold. The Black Fox mine was initially operated from 1997 to 2001. It was re-commissioned in 2009 and has operated continuously since then, producing a total of 821,000 ounces(1) of gold from an open pit and underground mine.

The property surrounding the Black Fox-Stock mill is also the site of the former Stock Mine (“Stock”), which produced 137,000 ounces of gold from an underground operation between 1989-2005.

Exploration Potential

The Black Fox property is located along a prime 4.5 mile (7 km) section of the Destor-Porcupine Fault, which is host to many world-class gold deposits. The property is already well-endowed with gold mineralization and has very attractive geological potential.

The objective of the current underground exploration and definition drilling programs is to upgrade and expand resources in the Deep Central, High Quartz Vein, Far West and Far East Zones, at depths ranging from approximately 500 to 850 meters (m). Exploration drilling will also focus on expanding the gold resources to depth at the Black Fox mine and the Froome deposit, which is located 800 m West of the mine. The Froome deposit is currently drilled to a depth of 350 m and remains open at depth.

Multiple other exploration targets exist on the Black Fox and Stock properties. These targets will be ranked during Q4 2017 for drilling in 2018.

Future Development Opportunities

Our project pipeline in the Timmins region has six potential development projects, those acquired with Black Fox: Froome and Grey Fox; and those acquired with Lexam VG Gold: Fuller, Davidson Tisdale, Buffalo Ankerite, and Paymaster. Having access to the Black Fox-Stock mill definitely enhances the value of these assets and significantly shortens the time required to reach production.

Existing Gold Stream

There is a pre-existing gold streaming agreement with Sandstorm Gold Ltd. (“Sandstorm”) on the Black Fox and Froome deposits. As a result of this agreement we will sell 8% of the gold produced on these specific properties to Sandstorm for US$531/ounce. The current cost of the stream assuming a $1,300/oz gold price is a reduction in realized revenue from

Black Fox of approximately 4.7% compared to if no stream existed. The Grey Fox deposit and the Stock property are not subject to any streaming agreements.

Footnotes: (1) Source: Primero public filings

About McEwen Mining

McEwen has the goal to qualify for inclusion in the S&P 500 Index by creating a high growth gold and silver producer focused in the Americas. McEwen’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest), the El Gallo Gold mine and El Gallo Silver project in Mexico, the Black Fox mine in Timmins, Canada, the Gold Bar project in Nevada, and the Los Azules copper project in Argentina.

McEwen has a total of 333 million shares outstanding.  Rob McEwen, Chairman and Chief Owner, owns 24% of McEwen.

QUALIFIED PERSON

Technical information pertaining to production guidance for the Black Fox Complex contained in this news release has been prepared under the supervision of Mr. Nathan Stubina. Technical information pertaining to geology and exploration contained in this news release has been prepared under the supervision of Mr. Sylvain Guerard. Both Mr. Stubina and Mr. Guerard, are officers of the Company who are a “qualified person” within the meaning of NI 43-101.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks related to fluctuations in mine production rates, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu	Website: www.mcewenmining.com	150 King Street West
Investor Relations		Suite 2800, P.O. Box 24
(647)-258-0395 ext 320	Facebook: facebook.com/mcewenrob	Toronto, Ontario, Canada
info@mcewenmining.com		M5H 1J9
	Twitter: twitter.com/mcewenmining	(866)-441-0690